UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
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RAFAEL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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RAFAEL HOLDINGS, INC.
520 Broad Street
Newark, New Jersey 07102
(212) 658-1450

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	11:30 a.m., local time, on Wednesday, January 19, 2022.
PLACE:	Rafael Holdings, Inc.’s offices at 520 Broad Street, 4th Floor, Newark, New Jersey 07102.
ITEMS OF BUSINESS:	1.	To elect eight directors, each for a term of one year.
	2.	To ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2022.
	3.	To adopt the Rafael Holdings, Inc. 2021 Equity Incentive Plan
	4.	To transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
RECORD DATE:	You can vote if you were a stockholder of record as of the close of business on November 22, 2021.
PROXY VOTING:	You can vote either in person at the Annual Meeting or by proxy without attending the meeting. See details under the heading “How Do I Vote?”
ANNUAL MEETING IN-PERSON ADMISSION:

If you are a stockholder of record, a form of personal photo identification must be presented in order to be admitted to the Annual Meeting along with a COVID-19 vaccination record card from the Center for Disease Control and Prevention (“CDC”), or proof of a negative COVID-19 test result (PCR or antigen) from within 24 hours of the Annual Meeting.. If your shares are held in the name of a bank, broker or other holder of record, you must bring with you to the Annual Meeting a brokerage statement or other written proof of ownership as of November 22, 2021, as well as a form of personal photo identification and a COVID-19 vaccination record card from the CDC or proof of a negative COVID-19 test result (PCR or antigen) from within 24 hours of the Annual Meeting).

The Company requests that any stockholder seeking to attend the Annual Meeting in person first email the Company’s investor relations department at barbara.ryan@rafaelholdings.com to RSVP.

ANNUAL MEETING DIRECTIONS:	You may request directions to the Annual Meeting via email at barbara.ryan@rafaelholdings.com or by calling Rafael Holdings Investor Relations at (203) 274-2825.

Important Notice Regarding the Availability of Proxy Materials for
the Rafael Holdings, Inc. Stockholders Meeting to be Held on JANUARY 19, 2022:
The Notice of Annual Meeting and Proxy Statement and the Company’s 2021 Annual Report of Form 10-K are available at:
https://rafaelholdings.irpass.com/Annual_Reports

BY ORDER OF THE BOARD OF DIRECTORS

Joyce Mason
Corporate Secretary
Newark, New Jersey November 24, 2021

RAFAEL HOLDINGS, INC.
520 Broad Street
Newark, New Jersey 07102
(212) 658-1450

________________________

PROXY STATEMENT

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GENERAL INFORMATION

Introduction

This Proxy Statement is being furnished to the stockholders of record of Rafael Holdings, Inc., a Delaware corporation (the “Company” or “Rafael ”) as of the close of business in New York, New York on November 22, 2021, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, January 19, 2022 at 11:30 a.m., local time, at the Company’s offices at 520 Broad Street, 4th Floor, Newark, New Jersey 07102. The shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and Class B common stock, par value $0.01 per share (“Class B Common Stock”) present at the Annual Meeting or represented by the proxies received by Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on or about December 2, 2021.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business in New York, New York on Monday, November 22, 2021 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had 19,912,790 shares issued and outstanding and entitled to vote at the Annual Meeting, consisting of 787,163 shares of Class A Common Stock and 20,699,953 shares of Class B Common Stock.

Stockholders are entitled to three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock. The holders of Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders. There are no dissenters’ rights of appraisal in connection with any proposal.

How Do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting.

Beneficial holders of the Company’s Class A Common Stock and Class B Common Stock as of the Record Date whose stock is held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are two convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting: on the Internet or by mail. To vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by Internet or mail) and not revoked will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the Securities and Exchange Commission (the “SEC”), the Board of Directors did not know of any other matters to be raised at the Annual Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by Internet or mail, or by attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Meeting.

Quorum and Vote Required

The presence at the Annual Meeting of a majority of the voting power of the Company’s outstanding Class A Common Stock and Class B Common Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power present (in person or by proxy) at the Annual Meeting and casting a vote on a Proposal will be required for the approval of the election of any director (Proposal No. 1), the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 2) and the adoption of the 2021 Equity Incentive Plan (the “2021 Plan”) (Proposal No. 3). This means that the number of votes cast “for” a Proposal must exceed the number of votes cast “against” that Proposal. Abstentions are not counted as votes “for” or “against” a nominee or Proposal No 2. Abstentions are counted as a vote “against” Proposal No. 3.

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”). In the event of a broker non-vote with respect to any proposal coming before the Annual Meeting or in the event of an abstention with respect to Proposal No. 1 or Proposal No. 2, the shares represented by the relevant proxy will not be deemed to be present and entitled to vote on those proposals for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

If you are a beneficial owner whose shares are held of record by a broker, your broker does not have discretionary authority to vote on Proposal No. 1, Proposal No. 3 or on any stockholder proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. However, if you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the Company’s independent registered public accounting firm (Proposal No. 2), even if the broker does not receive voting instructions from you.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report on Form 10-K for the Fiscal Year ended July 31, 2021 (the “2021 Annual Report”) and this Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate 2021 Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, Rafael Holdings, Inc., 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-3500, and we will promptly forward to such stockholder a separate 2021 Annual Report or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the 2021 Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

Fiscal Year

The Company’s fiscal year ends on July 31 of each calendar year. Each reference to a fiscal year refers to the fiscal year ending in the calendar year indicated (e.g., Fiscal 2021 refers to the Fiscal Year ended July 31, 2021).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance-related listing requirements of the New York Stock Exchange.

In accordance with applicable sections of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Governance section of our website at https://rafaelholdings.irpass.com/Governance and which also are available in print to any stockholder upon written request to the Corporate Secretary.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance Committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance section of our website at https://rafaelholdings.irpass.com/Governance. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange Listed Company Manual definitions of independent, and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1.      During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2.      During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.      (a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4.      Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5.      The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of (a) $1,000,000 or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax-exempt organizations to determine if such director qualifies as independent.

Based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of Stephen Greenberg, Boris C. Pasche and Michael J. Weiss is independent in accordance with the Corporate Governance Guidelines and, thus, that a majority of the director nominees, and each member or nominee intended to become a member of the Audit, Compensation and Corporate Governance Committees, is independent.

The Corporate Governance Committee considered the following relationships between the Company and Dr. Michael Weiss in determining Dr. Weiss’ independence: Dr. Weiss joined the board of directors of the Company upon the spinoff from IDT Corporation (IDT) in March 2018 (the “Spin-Off”). Prior to the Spin-Off, Dr. Weiss became a 0.25% owner of the equity of CS Pharma Holdings, LLC, a limited liability company of which the Company is an effective 45% owner. Dr. Weiss was not a director or otherwise a “Related Person” of the Company at the time of the transaction. The Corporate Governance Committee determined, after considering the timing, as well as the ownership and financial interest of Dr. Weiss in CS Pharma, that the foregoing relationship did not impact Dr. Weiss’ independence. The Corporate Governance Committee (with Dr. Weiss abstaining), therefore, recommended that the Board of Directors determine that Dr. Weiss be deemed independent in accordance with the Corporate Governance Guidelines. The Board of Directors (with Dr. Weiss abstaining) accepted the Corporate Governance Committee’s recommendation.

As used herein, the term “non-employee director” shall mean any director who is not an employee of, or consultant to, the Company, and who is deemed to be independent by the Board of Directors. Therefore, Howard Jonas, Rachel Jonas and Ameet Mallik are not non-employee directors and Stephen M. Greenberg, Shannon Klinger, Mark McCamish, Boris C. Pasche, and Michael J. Weiss are non-employee directors. None of the other non-employee directors or director nominees had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1 — Election of Directors” below, we provide an overview of each nominee’s experience, qualifications, attributes and skills that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a Director.

Director Communications

Stockholders and other interested persons seeking to communicate directly with the Board of Directors, with the lead independent director (currently Mr. Greenberg) or the non-employee directors as a group, should submit their written comments c/o Lead Independent Director at our principal executive offices, Rafael Holdings, Inc., 520 Broad Street, Newark, New Jersey 07102. The lead independent director will review any such communication at the next regularly scheduled Board meeting unless, in his or her judgment, earlier communication to the Board is warranted. If a stockholder communication raises concerns about the ethical conduct of the Company or its management, it should be sent directly to our Corporate Secretary, Joyce J. Mason, Esq., at our principal executive offices, Rafael Holdings, Inc., 520 Broad Street, Newark, New Jersey 07102. The Corporate Secretary will promptly forward a copy of any such communication to the Chairman of the Audit Committee and, if appropriate, our Chairman of the Board and they will take such actions as they deem necessary to ensure that the subject matter is addressed by the appropriate committee of the Board of Directors, by management and/or by the full Board of Directors.

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

•        Obscene materials;

•        Unsolicited marketing or advertising material or mass mailings;

•        Unsolicited newsletters, newspapers, magazines, books and publications;

•        Surveys and questionnaires;

•        Resumes and other forms of job inquiries;

•        Requests for business contacts or referrals;

•        Material that is threatening or illegal; or

•        Any communications or materials that are not in writing.

In addition, the Corporate Secretary may handle in her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•        Routine questions, service and product complaints and comments that can be appropriately addressed by management; and

•        Routine invoices, bills, account statements and related communications that can be appropriately addressed by management.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held four regularly scheduled meetings and a total of eight meetings in Fiscal 2021. In Fiscal 2021, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of regularly scheduled meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of regularly scheduled meetings held by all committees of the Board of Directors during the period in which each such director served on such committees.

Directors are encouraged to attend the Company’s annual meetings of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders to encourage director attendance. All of the members constituting the Board of Directors at the time of the 2021 Annual Meeting of stockholders attended that meeting via video or telephonic conference.

Board of Directors Leadership Structure and Risk Oversight Role

Howard S. Jonas has served as Chairman of the Board since the Company’s inception. From March 8, 2018 until April 30, 2021, he also served as Chief Executive Officer. On May 1, 2021, Ameet Mallik was appointed as Chief Executive Officer of the Company. Howard S. Jonas remains Chairman of the Board and continues to provide overall leadership to the Board of Directors in its oversight function. The risk management oversight roles of the Audit, Compensation and Corporate Governance Committees discussed below, each of which are comprised solely of independent directors, provide an appropriate and effective balance to the Chairman of the Board role.

The Board of Directors, directly and through its committees, has responsibility for the oversight of risk management, including the review of the policies with respect to risk management and risk assessment. With the oversight of the full Board of Directors, the Company’s senior management is responsible for the day-to-day management of the material risks the Company faces. The Board of Directors is required to satisfy itself that the risk management process implemented by management is adequate and functioning as designed.

The New York Stock Exchange Listed Company Manual requires that the independent directors of the Company meet at least annually in executive session without the presence of non-independent directors and management. These executive sessions are held at every regularly scheduled meeting of the Board of Directors.

Stephen Greenberg, a non-employee director, has served as the “Lead Independent Director,” since March 26, 2018.

As stated above, each of the Audit, Compensation and Corporate Governance Committees oversee certain aspects of risk management and report their respective findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations, and security risks, generally. The Compensation Committee oversees risks related to compensation policies and practices. The Corporate Governance Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as senior management and director succession planning.

Board Committees

The Board of Directors established an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee.

Audit Committee

The Audit Committee consists of Mr. Stephen Greenberg (Chairman), Dr. Boris Pasche and Dr. Michael Weiss, and is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit

Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://rafaelholdings.irpass.com/Committees, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee held four meetings during Fiscal 2021. The Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that (i) all of the members of the Audit Committee are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3(b) under the Securities Exchange Act of 1934, and (ii) that Mr. Greenberg qualifies as an “audit committee financial expert” in accordance with the SEC rules.

Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and will be responsible for administering the 2021 Plan (if adopted by the stockholders). The Compensation Committee is also responsible for recommending to the Board of Directors the compensation for Board members, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar compensation as deemed appropriate. The Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee consists of Drs. Weiss (Chairman) and Pasche and Mr. Greenberg. The Compensation Committee held seven meetings during Fiscal 2021. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://rafaelholdings.irpass.com/Committees, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that the members of the Compensation Committee are independent within the applicable New York Stock Exchange listing standards and the categorical standards set forth above.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has served as an officer or employee of the Company or has any relationship with the Company that is required to be disclosed under the heading “Related Person Transactions.” No executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions) of any company that employed or employs as an executive officer any member of the Company’s Compensation Committee.

Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interests of independent directors, (iii) reviews and monitors related person transactions, (iv) oversees the self-evaluations of the Board of Directors, the Audit Committee, the Compensation Committee and Nominating Committee and (v) reviews and determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance Committee consists of Drs. Weiss (Chairman) and Pasche and Mr. Greenberg. The Corporate Governance Committee held six meetings in Fiscal 2021. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://rafaelholdings.irpass.com/Committees, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that all of the members of the Corporate Governance Committee are independent within the applicable New York Stock Exchange listing standards and the categorical standards set forth above.

Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Stephen Greenberg (Chairman) and Dr. Weiss. The Board of Directors has determined that both of the members of the Nominating Committee are independent within the applicable New York Stock Exchange listing standards. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://rafaelholdings.irpass.com/Committees, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held one meeting during Fiscal 2021.

FISCAL 2021 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2021 was comprised of equity compensation, consisting of awards of restricted shares of Class B Common Stock, and cash compensation. Each of these components is described in more detail below.

Each non-employee director of the Company who attends at least 75% of the regularly scheduled meetings of the Board of Directors during a calendar year will receive an annual cash retainer of $25,000. Such payment is to be made in January of the calendar year following attendance of at least 75% of the regularly scheduled Board meetings during the preceding calendar year, and will be pro-rated based on the month for non-employee directors who join the Board of Directors or depart from the Board of Directors during the prior calendar year, if such director attended 75% of the applicable board meetings for such partial year.

Pursuant to the Company’s 2018 Plan, each non-employee member of our Board of Directors received an annual grant of restricted shares of our Class B Common Stock on each January 5th following the calendar year of service. On June 14, 2021, the 2018 Plan was amended so that for service from January 1, 2021 to June 14, 2021, each non-employee member of our Board of Directors will receive a grant of 2,100 restricted shares of our Class B Common Stock. Such grant will be made on or about January 5, 2022 and the shares will vest in full immediately upon grant. Effective June 15, 2021, each non-employee director of the Company who attends at least 75% of the regularly scheduled meetings of the Board of Directors during a calendar year will receive an annual grant of restricted shares of our Class B Common Stock equal to $50,000, which is to be calculated based on the average closing price of our Class B Common Stock during the preceding December. Such grant will vest in full immediately upon grant. The retainer and the grant will be pro-rated based on the month in which he or she joins or departs from the Board. Such grant will be made on or about January 5th and the shares will vest in full immediately upon grant.

Such payment and grant will be pro-rated based on the month for non-employee directors who join or depart from the Board of Directors during the prior year, assuming such director attended at least 75% of the regularly scheduled board meetings for such partial year. The Company’s Chief Executive Officer or Chairman of the Board may, in his sole discretion, waive the requirement of a director attending at least 75% of the applicable Board meetings to receive the annual retainer and grant in the case of mitigating circumstances.

The 2021 Plan, which is subject to stockholder approval, provides that the aggregate amount of equity and cash compensation payable to a non-employee director shall not exceed $750,000 per fiscal year, provided, however, that such amount shall not exceed $1,000,000 for the fiscal year in which a non-employee director is initially elected or appointed to the Board. The 2021 Plan does not explicitly provide for any restricted stock or option grants to non-employee directors and any such grants will be determined by the Compensation Committee.

The Compensation Committee believes that our director compensation is fair and appropriate in light of the responsibilities and obligations of our directors. The Compensation Committee will periodically review our director compensation practices. Directors do not receive any annual fees for committee services (except fees for serving on a special committee), nor are there any additional fees paid to the lead independent director or for other board or committee roles.

2021 Director Compensation Table

The following table lists the Fiscal 2021 compensation for each person who served as a non-employee director during Fiscal 2021. This table does not include compensation to Howard S. Jonas or Ameet Mallik, who serve as directors and are named executive officers, as they are not non-employee directors, and, thus, did not receive compensation for their services as a director during Fiscal 2021. The table also does not include Rachel Jonas as she is not a non-employee director. Mr. Howard Jonas’ and Ameet Mallik’s compensation are set forth in the Executive Compensation section of this Proxy Statement.

Name	Dates of Board Service During Fiscal 2021	Fees Earned or Paid in Cash ($)	Fees Earned or Paid in Stock ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Stephen Greenberg	08/01/2020 – 7/31/2021	$25,000	$—	$95,492	$—	$120,492
Shannon Klinger	06/14/2021 – 7/31/2021	$4,167	$—	$—	$—	$4,167
Mark McCamish	06/14/2021 – 7/31/2021	$4,167	$—	$—	$—	$4,167
Boris C. Pasche	08/01/2020 – 7/31/2020	$25,000	$—	$95,492	$—	$120,492
Michael J. Weiss	08/01/2020 – 7/31/2020	$25,000	$—	$95,492	$—	$120,492

____________

(1)      Represents the (i) grant date fair value of an award of 4,203 shares of the Company’s Class B Common Stock on January 5, 2021, computed in accordance with FASB ACS Topic 718R.

Non-employee directors held the following shares of the Company’s Class B Common Stock granted for director service, and options to purchase shares of Class B Common Stock of the Company, as of July 31, 2021:

Name	Class B Common Stock	Options to Purchase Class B Common Stock
Stephen Greenberg	12,609	—
Shannon Klinger	—	—
Mark McCamish	—	—
Boris C. Pasche	12,609	—
Michael J. Weiss	12,609	—

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Board of Directors has adopted a Statement of Policy with respect to Related Person Transactions, which is administered by the Corporate Governance Committee. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. The policy also covers transactions which, despite not meeting all of the criteria set forth above, would otherwise be considered material to investors based on qualitative factors, as determined by the Corporate Governance Committee with input from the Company’s management and advisors. Transactions that fall within the definition are considered by the Corporate Governance Committee for approval or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this policy, the matter will be referred to the Corporate Governance Committee. The Corporate Governance Committee will evaluate all options available, including approval, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following Related Person Transactions were approved in accordance with the policy described above:

Trusts for the benefit of Howard S. Jonas’ nine children, if aggregated together, own a controlling interest in the Company. Howard S. Jonas’ total compensation during Fiscal 2021 is set forth in the Summary Compensation Table of this Proxy Statement.

On March 26, 2018, IDT spun off the Company. In connection with the spin-off, IDT and the Company entered into a Transition Services Agreement, dated March 26, 2018 (the “TSA”), pursuant to which IDT, for which Howard S. Jonas serves as the Chairman of the Board, provides certain services to the Company. Trusts for the benefit of Howard Jonas’ nine children, if aggregated together, own a controlling interest in each of the Company and IDT. The services provided by IDT under the TSA include, but are not limited to: administrative, tax and legal. IDT billed the Company a total of $415,316 under the TSA during Fiscal 2021 and $16,840 for invoices paid by IDT on the Company’s behalf. In addition, during Fiscal 2021, the Company billed IDT $57,506 for real estate advisory services provided to IDT. As of July 31, 2021, the Company owed IDT $182,257.

IDT leases space from the Company at 520 Broad Street, Newark, NJ and in Jerusalem, Israel. IDT leases approximate 80,000 square feet of office space plus parking spaces occupied by IDT at 520 Broad Street, Newark, NJ and approximately 3,600 square feet of office space in Jerusalem, Israel. IDT paid the Company $1.7 million for office rent and parking during Fiscal 2021. As of July 31, 2021, IDT owed the Company $189,053 for office rent and parking.

Genie Energy, Ltd. (“Genie”), a Company for which Howard S. Jonas serves as the Chairman of the Board, and of which Michael Stein, his son-in-law, is the Chief Executive Officer and Joyce Mason, his sister, is a director, leases office space from the Company at 520 Broad Street. Trusts for the benefit of Howard Jonas’ nine children, if aggregated together, own a controlling interest in Genie and the Company. Billings for such services totaled approximately $226,199 in Fiscal 2021. The Company charges Genie $26.21 per square foot annually for approximately 8,631 square feet of space. As of July 31, 2021, Genie had no amounts due to the Company.

Rafael Pharmaceuticals, Inc.

The Company owns 51% of the outstanding capital stock of Rafael Pharmaceuticals, Inc. (“Rafael Pharma”) (41% of the capital stock on a fully diluted basis (excluding the remainder of the warrants to purchase Rafael Pharma stock held by the Company and its affiliates)). Howard S. Jonas owns an equity interest in Rafael Pharma and Ameet Mallik serves as Chairman of the Board of Rafael Pharma. The following transactions have taken place between the Company and Rafael Pharma:

•        The Company provides Rafael Pharma with administrative, finance, accounting, tax and legal services. The Company billed Rafael Pharma $480,000 during Fiscal 2021. As of July 31, 2021, Rafael Pharma owed the Company $600,000.

•        Effective September 24, 2021, the Company entered into a Line of Credit Loan Agreement (“Line of Credit Agreement”) with Rafael Pharma, which provides for loan commitments in the amount of $25,000,000. The funds loaned under the Line of Credit Agreement are to be used by Rafael Pharma in accordance with the budget that has been approved by the Company. Of the aggregate amount, $1.9 million was advanced on September 24, 2021 and the remaining amount was funded on October 1, 2021.

•        In June 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RH Merger I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, RH Merger II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company and Rafael Pharma, whereby Rafael Pharma will become our wholly-owned limited liability subsidiary.

On December 7, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) for the sale of 567,437 shares of the Company’s Class B common stock at a price per share of $22.91 (which was the closing price for the Class B common stock on the New York Stock Exchange on December 4, 2020, the trading day immediately preceding the date of the SPA) for an aggregate purchase price of $13 million. In connection with the purchases, each purchaser was granted warrants to purchase an additional twenty percent (20%) of the shares of Class B common stock purchased by such purchaser. The warrants have an exercise price of $22.91 per share and expire on June 6, 2022. The Company issued warrants to purchase an aggregate of 113,487 shares of Class B common stock. Under the SPA, Genie and IDT, two entities on whose boards of directors Howard Jonas serves, each purchased 218,245 shares of Class B common stock and received warrants to purchase an additional 43,649 shares of Class B Common Stock for an aggregate consideration of $10 million.

On August 19, 2021, the Company entered into a Securities Purchase Agreement with I9Plus, LLC, an entity affiliated with Howard Jonas, whereby the Company agreed to sell to I9Plus, LLC, an aggregate of 112,561 shares of the Company’s Class B common stock at a purchase price equal to $44.42 per share, which was equal to the closing price of the Company’s Class B Common Stock on the New York Stock Exchange on August 19, 2021, resulting in aggregate gross proceeds to the Company of approximately $5.0 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Class A Common Stock and the Class B Common Stock of the Company, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them and except as otherwise noted, the address of the referenced individual is c/o Rafael Holdings, Inc. 520 Broad Street, Newark, New Jersey 07102.

Unless otherwise noted, the security ownership information provided below is given as of the close of business on November 22, 2021, and all shares are owned directly. Percentage ownership information is based on the following amount of outstanding shares: 787,163 shares of Class A Common Stock and 19,912,790 shares of Class B Common Stock. The numbers reported assume the conversion of all 787,163 currently outstanding shares of Class A Common Stock into shares of Class B Common Stock.

Name	Number of Shares of Class A Common Stock	Percentage of Ownership of Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerδ
Howard S. Jonas 520 Broad Street Newark, NJ 07102			714,105	(1)	3.4%	*

The Liora Jonas Stein 2020 Florida Trust 9477 Westover Club Circle Windermere, FL 34786	98,396	12.5%	542,432		2.7%	8.0%

The Michael Jonas 2020 New Jersey Trust 20 Constitution Court East Brunswick, NJ 08816	98,396	12.5%	542,431		2.7%	8.0%

The Miriam Jonas 2020 New Jersey Trust 88 Crescent Avenue Passaic, NJ 07055	98,396	12.5%	542,431		2.7%	8.0%

The Samuel Jonas 2020 New Jersey Trust 53 Copley Avenue Teaneck, NJ 07666	98,395	12.5%	542,431		2.7%	8.0%

The Jonathan Jonas 2020 South Dakota Trust 330 South Poplar Avenue, Suite 103 Pierre, SD 57501	98,395	12.5%	542,431		2.7%	8.0%

The Joseph Jonas 2020 Alaska Trust 3000 A Street, Suite 200 Anchorage, AK 99503	98,395	12.5%	542,431		2.7%	8.0%

The Rachel Jonas 2020 Nevada Trust 4465 South Jones Boulevard Las Vegas, NV 89103	98,395	12.5%	542,431		2.7%	8.0%

The Tamar Jonas 2020 Nevada Trust 1840 East Springs Road, Suite 105 Las Vegas, NV 89119	98,395	12.5%	542,431		2.7%	8.0%

Park West Asset Management LLC 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939			1,777,733	(2)	8.9%	4.1%

Ameet Mallik			908,497	(3)	4.4%	2.1%

David Polinsky			17,429	(4)	*	*

William Conkling			—		*	*

Stephen Greenberg			12,609		*	*

Name	Number of Shares of Class A Common Stock	Percentage of Ownership of Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Powerδ
Rachel Jonas			778	(5)	*	*

Shannon Klinger			—		*

Mark McCamish			—		*

Boris C. Pasche			12,609		*	*

Michael J. Weiss			12,609		*	*

All directors, Named Executive Officers and other executive officers as a group (6) persons)			1,678,636	(6)	7.9%	2.7%

____________

*        Less than 1%.

δ        Voting power represents combined voting power of Class A Common Stock (three votes per share) and Class B Common Stock (one-tenth of one vote per share). Excludes stock options.

(1)      Consists of (i) 98,820 shares of Class B Common Stock owned by the Jonas Foundation; (ii) 112,561 shares of Class B Common Stock owned by I9 Plus, LLC, (iii) 778 shares held in a custodial account for the benefit of one of Howard S. Jonas’s daughters (of which Howard S. Jonas is the custodian); (iv) 1,946 shares held by Howard S. Jonas in his IDT 401(k) plan account as of October 31, 2021; and (v) currently exercisable options to purchase 500,000 shares held by Howard S. Jonas. The foregoing does not include (I) 3,000 shares of Class B Common Stock owned by the Howard S. and Deborah Jonas Foundation, Inc., as Howard S. Jonas does not beneficially own these shares, (II) an aggregate of 5,822,139 shares of Class B Common Stock beneficially owned by trusts for the benefit of the children of Howard S. Jonas, as Howard S. Jonas does not hold or share voting or investment control over these shares, (III) 80,000 shares of the Company’s Class B Common Stock owned by the 2012 Jonas Family, LLC (Howard S. Jonas is a minority equity holder of such entity) and (IV) 787,163 shares of Class A Common Stock (which are convertible into Class B Common Stock) beneficially owned by trusts for the benefit of the children of Howard S. Jonas, as Howard S. Jonas does not hold or share voting or investment control over these shares.

(2)      Based on a Schedule 13G filed with the Securities and Exchange Commission on August 30, 2021.

(3)      Consists of 908,497 restricted shares of Class B Common Stock that vest as follows: 227,124 on May 6, 2022, 18,927 monthly commencing June 1, 2022 through April 1, 2025 and 18,928 on May 1, 2025.

(4)      Consists of (a) 12,430 shares of Class B Common Stock, (b) 4,999 restricted shares of Class B Common Stock that vest as follows: 3,333 on September 23, 2022 and 1,666 on September 23, 2023.

(5)      Does not include 98,395 shares of Class A Common Stock and 715,705 shares of Class B Common Stock owned by trusts for the benefit of Rachel Jonas, as Rachel Jonas does not hold or share voting or investment control of such shares, which are controlled by an independent trustee.

(6)      Consists of the shares and options set forth above with respect to the Named Executive Officers and directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2021.

EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

Each of Ameet Mallik and William Conkling entered into employment agreements with the Company that provide for base compensation, payments, treatment of equity awards on termination of employment and various other terms of employment.

The following is a description of the material terms of the compensation provided pursuant to the employment agreements.

Ameet Mallik:    The employment agreement between Ameet Mallik and the Company, referred to as the Mallik Employment Agreement is effective as of March 5, 2021, and provides that Mr. Mallik serve as the Chief Executive Officer of the Company commencing May 1, 2021 (the “Start Date”). Mr. Mallik is entitled to receive (i) an annual base salary of $600,000 (the “Base Salary”); (ii) a signing bonus of $2,000,000 with potential of an additional contingent $400,000 dependent on certain conditions related to his current position as set forth in the Employment Agreement, (iii) annual target performance bonus of 50% of the annual base salary; (iv) an initial grant of restricted shares of the Company’s Class B Common Stock of 908,497, representing 5% of the total outstanding shares of the Company, after giving effect to the exercise, conversion, or exchange of all outstanding securities that are exercisable or exchangeable for, or convertible into, capital stock of the Company and that will vest as to one-fourth of the restricted shares or other interests granted five business days following the first anniversary of the Start Date and the remainder of the restricted shares will vest ratably on a monthly basis beginning with the thirteenth month following the Start Date and all grants will be vested by the fourth annual anniversary of the Start Date; and (v) in the event of event of a Transaction, as defined in the Mallik Employment Agreement, the Company will grant additional restricted shares of Class B common stock of the Company to Mr. Mallik so that Mr. Mallik’s equity interest in the Company represents an indirect, beneficial 5% ownership interest in Rafael Pharmaceuticals, Inc. after giving effect to the exercise, conversion, or exchange of all outstanding securities that are exercisable or exchangeable for, or convertible into, capital stock of the Company;

If Mr. Mallik’ employment is terminated due to his death or disability, as defined in the agreement, the Company shall pay Mr. Mallik (or his estate) (i) all unpaid amounts of the annual base salary, if any, to which Mr. Mallik was entitled as of the date of termination, (ii) all unpaid amounts to which Mr. Mallik was then entitled under any employee benefit plans, pension plans, perquisites or other reimbursements and (iii) to the extent not already paid, the annual bonus for the year preceding the date of termination that Mr. Mallik would have received had he remained continuously employed by the Company through the payment date of such annual bonus.

In the event Mr. Mallik’ employment is terminated by the Company for “cause”, the Company shall pay Mr. Mallik all unpaid amounts, if any, to which Mr. Mallik was entitled as of the date of termination and all unpaid amounts to which Mr. Mallik was then entitled under any employee benefit plans, pension plans, perquisites or other reimbursements.

In the event the Company terminates Mr. Mallik’ employment, other than for “cause”, or if Mr. Mallik terminates his employment for “good reason” with a termination date on or prior to the first anniversary of the Start Date and not in connection with, or within six months following, a Change in Control (as defined in the 2018 Plan) other than a Transaction, the Company shall pay Mr. Mallik all unpaid amounts, if any, to which Mr. Mallik was entitled as of the date of termination, all unpaid amounts to which Mr. Mallik was then entitled under any employee benefit plans, pension plans, perquisites or other reimbursements, and subject to Mr. Mallik’s execution and delivery of a release agreement in a form acceptable to the Company, a severance payment in the amount of $5 million through release of funds held in an escrow account. In addition, subject to receipt of the severance payment, Mr. Mallik shall forfeit all vested and unvested restricted shares of the Company.

In the event the Company terminates Mr. Mallik’ employment, other than for “cause”, or if Mr. Mallik terminates his employment for “good reason” with a termination date after the first anniversary of the Start Date and not in connection with, or within six months following, a Change in Control other than a Transaction, the Company shall pay Mr. Mallik all unpaid amounts, if any, to which Mr. Mallik was entitled as of the date of termination, all unpaid amounts to which Mr. Mallik was then entitled under any employee benefit plans, pension plans, perquisites or other reimbursements, and subject to Mr. Mallik’s execution and delivery of a release agreement in a form acceptable to the Company, a severance payment in the amount equal to (i) twelve months of base salary to be paid in twenty-four equal installments, (ii) an amount equal to Mr. Mallik’s target annual performance bonus for the year the date of termination occurred and (iii) to the extent not already paid, the annual bonus for the year preceding the date of termination that Mr. Mallik would have received had he remained continuously employed by the Company through the payment date of such annual bonus.

In the event the Company terminates Mr. Mallik’ employment, other than for “cause”, or if Mr. Mallik terminates his employment for “good reason” with a termination date after the first anniversary of the Start Date and in connection with, or within six months following, a Change in Control other than a Transaction, the Company shall pay Mr. Mallik all unpaid amounts, if any, to which Mr. Mallik was entitled as of the date of termination, all unpaid amounts to which Mr. Mallik was then entitled under any employee benefit plans, pension plans, perquisites or other reimbursements, and subject to Mr. Mallik’s execution and delivery of a release agreement in a form acceptable to the Company, a severance payment in the amount equal to (i) twenty-four months of base salary to be paid in forty-eight equal installments, (ii) an amount equal to two times Mr. Mallik’s target annual performance bonus for the year the date of termination occurred and (iii) to the extent not already paid, the annual bonus for the year preceding the date of termination that Mr. Mallik would have received had he remained continuously employed by the Company through the payment date of such annual bonus.

In the event Mr. Mallik terminates his employment without “good reason” with a termination date on the first anniversary of the Start Date, the Company shall pay Mr. Mallik all unpaid amounts, if any, to which Mr. Mallik was entitled as of the date of termination, all unpaid amounts to which Mr. Mallik was then entitled under any employee benefit plans, pension plans, perquisites or other reimbursements, and subject to Mr. Mallik’s execution and delivery of a release agreement in a form acceptable to the Company, a severance payment in the amount of $5 million through release of funds held in an escrow account. In addition, subject to receipt of the severance payment, Mr. Mallik shall forfeit all vested and unvested restricted shares of the Company.

In the event Mr. Mallik terminates his employment without “good reason” with a termination date other than on the first anniversary of the Start Date, the Company shall pay Mr. Mallik all unpaid amounts, if any, to which Mr. Mallik was entitled as of the date of termination and all unpaid amounts to which Mr. Mallik was then entitled under any employee benefit plans, pension plans, perquisites or other reimbursements.

Pursuant to the agreement, Mr. Mallik has agreed not to compete with the Company for a period of one year following the termination of his employment. The agreement has a term from May 1, 2021 until terminated by either Mr. Mallik or the Company.

The agreement defines “cause” as: (i) commission of fraud, theft, embezzlement, or misappropriation of corporate assets in connection with Mr. Mallik’s employment, or conviction of a felony under the laws of the United States or any state thereof; (ii) commission of willful or grossly negligent acts or omissions which result in an assessment of a criminal or material civil penalty against Mr. Mallik, the Company, or its affiliates; (iii) commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his lawful duties or responsibilities which have or may be expected to have an adverse effect on the Company or its affiliates; (iv) willful or bad faith commission of any serious offense that results in or would reasonably be expected to result in material (1) financial or other harm or (2) negative publicity, to the Company or its affiliates; (v) the engagement in any act covered by Rule 506(d) of Regulation D under the Securities Act of 1933, as amended, and/or engaging in any act, or existence of any circumstances that would, in the reasonable judgment of the Company, be harmful to the Company’s ability to have its common stock be granted approval to list, or continue to be listed, on the NYSE, American, or Nasdaq exchanges; (vi) willful or continued failure to substantially perform the Mr. Mallik’s duties hereunder (other than any such failure resulting from Mr. Mallik’s incapacity due to physical or mental illness or disability), after written notice has been delivered to Mr. Mallik by the Company identifying the manner in which Mr. Mallik has not substantially performed Mr. Mallik’s duties. For the sake of clarity, failure to achieve certain results shall not be deemed Cause; (vii) willful or continued violation of the Company’s material rules, policies, or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics that is within his material duties hereunder (other than by reason of physical or mental illness or disability) or directives of the Company’s Board of Directors, or material breach of the terms of this Agreement, of the Non-Disclosure and Non-Competition Agreement attached hereto as Schedule A; (viii) breach of any fiduciary duty owed to the Company or its affiliates that results in or would reasonably be expected to result in material (1) financial or other harm, or (2) negative publicity, to the Company or its affiliates; (ix) failure to provide to the Company, within the first three (3) business days of employment, documentation that Mr. Mallik is authorized to work in the United States, in accordance with applicable law; or (x) knowing and intentional misrepresentation or concealment of material information regarding the Company from the Company’s Board.

The agreement generally defines “good reason” as: the occurrence (without Mr. Mallik’ express written consent) of (i) the assignment of Mr. Mallik to a position other than Chief Executive Officer of the Company; (ii) a change in the reporting structure such that Mr. Mallik reports to anyone other than the Board or the Chairman of the Board; (iii) a material reduction of Mr. Mallik’s duties, authority, or responsibilities; (iv) a material change in the nature of the business of the Company, provided that the expansion of the Company into additional lines of business will not constitute Good Reason hereunder; (v) a material breach of this Agreement by the Company, or (vi) a reduction in the Mr. Mallik’s Base Salary or the target amount of the Annual Bonus.

William Conkling:    Mr. Conkling and the Company entered into an employment agreement, effective as of March 7, 2021, referred to as the Conkling Employment Agreement, pursuant to which Mr. Conkling is paid an annual base salary of $450,000 to serve as the Chief Commercial Officer of the Company. On November 10, 2021, Mr. Conkling became the Company’s Chief Commercial and Business Officer. Under the Conkling Employment Agreement, Mr. Conkling is eligible to receive an annual discretionary bonus in an amount up to 40% of his annual base salary. Mr. Conkling also received a grant of options to purchase 118,409 shares of the Class B Common Stock that vest as follows: options with respect to 29,602 shares of the Class B Common Stock shall vest on the first anniversary of the grant date, options with respect to 2,467 shares of the Class B Common Stock on each of the first through thirty-fifth monthly anniversaries of the first anniversary and all the remaining options shall vest on the fourth anniversary of the grant date.

The Conkling Employment Agreement has a two-year term. During the term of the agreement, Mr. Conkling is eligible to participate in the Company’s benefit plans.

Should Mr. Conkling be terminated due to his death or disability, as defined in the Conkling Employment Agreement, Mr. Conkling (or his estate in the event of death) shall receive all unpaid amounts of the annual base salary, if any, to which Mr. Conkling was entitled as of the date of termination and (ii) all unpaid amounts to which Mr. Conkling was then entitled under any employee benefit plans, pension plans, perquisites or other reimbursements.

If Mr. Conkling is terminated by the Company for “cause” or if Mr. Conkling resigns without “good reason”, the Company shall pay Mr. Conkling all unpaid amounts, if any, to which Mr. Conkling was entitled as of the date of termination and all unpaid amounts to which Mr. Conkling was then entitled under any employee benefit plans, pension plans, perquisites or other reimbursements.

If the Company terminates Mr. Conkling without “cause”, or if Mr. Conkling resigns for “good reason”, the Company shall pay Mr. Conkling all unpaid amounts, if any, to which Mr. Conkling was entitled as of the date of termination, all unpaid amounts to which Mr. Conkling was then entitled under any employee benefit plans, pension plans, perquisites or other reimbursements, and subject to Mr. Conkling’s execution and delivery of a release agreement in a form acceptable to the Company, a severance payment in the amount equal to (i) three months of base salary in the event the termination date is on or prior to the first anniversary of the Start Date and not within six months following, a Change in Control other than a Transaction (as such term is defined in the Conkling Employment Agreement), (ii) the lesser of six months of base salary or base salary for the remainder of the term in the event the termination date is within six months following, a Change in Control other than a Transaction, or (iii) the lesser of twelve months of base salary or base salary for the remainder of the term in the event the termination date is after the first anniversary of the Start Date and not within six months following, a Change in Control other than a Transaction (as such term is defined in the Conkling Employment Agreement); provided , that in the event the Company puts into place a severance plan that applies to all executives of the Company (inclusive or exclusive of the CEO), then such severance plan shall apply.

The agreement defines “cause” as: (i) commission of fraud, theft, embezzlement, or misappropriation of corporate assets in connection with Mr. Conkling’s employment, or conviction of a felony under the laws of the United States or any state thereof; (ii) commission of willful or grossly negligent acts or omissions which result in an assessment of a criminal or material civil penalty against Mr. Conkling, the Company, or its affiliates; (iii) commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his lawful duties or responsibilities which have or may be expected to have an adverse effect on the Company or its affiliates; (iv) commission of any serious offense that results in or would reasonably be expected to result in financial harm, negative publicity or other material harm to the Company or its affiliates; (v) engaging in any act covered by

Rule 506(d) of Regulation D under the Securities Act of 1933, as amended, and/or engaging in any act, or existence of any circumstances that would, in the reasonable judgment of the Company, be harmful to the Company’s ability to have its common stock be granted approval to list, or continue to be listed, on the NYSE, American, or Nasdaq exchanges; (vi) willful or continued failure to substantially perform Mr. Conkling’s duties hereunder (other than any such failure resulting from Mr. Conkling’s incapacity due to physical or mental illness or disability), after written notice has been delivered to Mr. Conkling by the Company identifying the manner in which Mr. Conkling has not substantially performed Mr. Conkling’s duties; (vii) willful or continued failure to perform an act permitted by the Company’s rules, policies, or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics that is within his material duties hereunder (other than by reason of physical or mental illness or disability) or directives of the Company’s Board of Directors, or material breach of the terms of this Agreement, of the Non-Disclosure and Non-Competition Agreement attached hereto as Schedule A, or Company policy; (viii) breach of any fiduciary duty owed to the Company or its affiliates; (ix) misappropriation of the Company’s or its affiliates’ funds or property; (x) extended unexcused absence; (xi) failure to provide to the Company, within the first three (3) business days of employment, documentation that Mr. Conkling is authorized to work in the United States, in accordance with applicable law; or (xii) knowing and intentional misrepresentation or concealment of material information regarding the Company from the Company’s Board and/or the Supervisor.

The agreement defines “good reason” as: the occurrence (without Mr. Conkling’ consent) of (i) a material reduction of Mr. Conkling’s duties, or (ii) relocation of Mr. Conkling’s principal place of employment more than fifty (50) miles outside of Newark, New Jersey.

On November 22, 2021, in connection with Mr. Conkling’s separation from the Company, the Company entered into a Termination Agreement providing that Mr. Conkling will receive a bonus of $90,000 in accordance with the Conkling Employment Agreement and a severance payment of $225,000 representing six months of his current base salary.

The Company does not have an employment agreement with David Polinsky or Howard Jonas.

POTENTIAL POST-EMPLOYMENT PAYMENTS

Certain of the Company’s executives with employment agreements are entitled under such agreements to payments upon termination. The discussion below is based on the employment agreements in effect as of July 31, 2021, for both Mr. Mallik and Mr. Conkling.

For Mr. Mallik, the Company’s Chief Executive Officer, if his employment is terminated (i) due to his death or disability, (ii) by the Company with or without cause, or (iii) by Mr. Mallik for any reason, Mr. Mallik (or his estate) shall be entitled to receive all unpaid amounts (A) of annual base salary, if any, to which Mr. Mallik was entitled as of the date of termination and (B) to which Mr. Mallik was then entitled under any employee benefits, perquisites or other reimbursements. In the event the Company terminates his employment other than for cause, if Mr. Mallik terminates his employment for good reason or Mr. Mallik terminates his employment without good reason, Mr. Mallik shall be paid severance in the amounts and under the terms and conditions set forth above. In the event of a Change in Control (other than a Transaction), all unvested grants vest.

For Mr. Conkling, the Company’s Chief Commercial and Business Officer if his employment is terminated (i) due to his death or disability, (ii) by the Company with or without cause, or (iii) by Mr. Conkling for any reason, Mr. Conkling (or his estate) shall be entitled to receive all unpaid amounts (A) of annual base salary, if any, to which Mr. Conkling was entitled as of the date of termination and (B) to which Mr. Conkling was then entitled under any employee benefits, perquisites or other reimbursements. In the event the Company terminates his employment other than for cause, if Mr. Conkling terminates his employment for good reason, Mr. Conkling shall be paid severance in the amounts and under the terms and conditions set forth above.

Please see the section above entitled “Employment Agreements” for more details on these payments and the employment agreements of these executive officers, generally.

The following table describes and quantifies the amount of post-termination payments that would be payable to each of the Named Executive Officers of the Company who have employment agreements in the event of termination of such Named Executive Officer’s employment as of July 31, 2021 under various employment-related scenarios pursuant to the employment Agreements entered into with each of the Named Executive Officers set forth in the table below utilizing a per share stock price of $50.61, the closing market price of the Company’s Class B Common Stock on July 30, 2021, the last trading day of Fiscal 2021. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those presented in the following table. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the Named Executive Officer’s age.

Name	Benefit ($)	Death ($)	Disability ($)	Change In Control ($)		By Company w/o Cause ($)	By Company w/Cause ($)	By NEO w/o Good Reason ($)	By NEO w/Good Reason ($)
Ameet Mallik	Severance	—	—	—		$5,000,000	—	—	$5,000,000
	Restricted Stock	—	—	$45,979,033	(1)	—	—	—	—
	Stock Options	—	—	—		—	—	—	—

William Conkling	Severance	—	—	—		$112,500	—	—	$112,500
	Restricted Stock	—	—	$1,155,672	(2)	—	—	—	—
	Stock Options	—	—	—		—	—	—	—

____________

(1)      Represents the accelerated vesting of 908,497 restricted shares of Class B Common Stock.

(2)      Represents the value of options to purchase 118,409 shares of the Company’s Class B Common Stock with an exercise price of $40.85 per share for which vesting would be accelerated.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or awarded to our executive officers (the “Named Executive Officers”) by the Company during Fiscal 2021 and Fiscal 2020. Our current Chief Financial Officer and President, Patrick Fabbio, was not employed by the Company in Fiscal 2021, and accordingly, is not listed in the table below.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(1)	Stock Awards(2)		Option Awards		All Other Compensation		Total
Howard Jonas	2021	$250,000	$—	$—		$—		$—		$250,000
Chairman of the Board and Former Chief Executive Officer(3)	2020	$250,000	—	$—		$—		$—		$250,000

Ameet Mallik	2021	$150,000	$2,075,000	$45,097,791	(5)	$—		$—		$47,332,791
Chief Executive Officer(4)

David Polinsky	2021	$223,000	$100,000	$80,150	(7)	$—		$2,000	(8)	$405,150
Former Chief Financial Officer(6)	2020	$214,500	$60,000	$111,650	(9)	$—		$2,000	(8)	$388,150

William Conkling	2021	$131,250	$67,500	$—		$3,013,509	(11)	$—		$3,212,259
Chief Commercial and Business Officer(10)

____________

(1)      The Company’s executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with those of the Company and its stockholders. The Named Executive Officers are awarded bonuses based on certain accomplishments in respect of the relevant fiscal year. The Company does not target any specific proportion of total compensation in setting annual base salary and bonus compensation.

(2)      The amounts shown in these columns reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718, which is based on the closing price of our common stock on the grant date. For a discussion of the valuation and a description of the restricted stock awards granted, please see Note 14 — Stock-Based Compensation to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the Fiscal Year ended July 31, 2021. Restricted Class B Common stockholders are entitled to receive any dividends paid on Class B Common Stock of the Company.

(3)      Howard Jonas served as Chief Executive Officer from March 8, 2018 until April 30, 2021.

(4)      Ameet Mallik has served as Chief Executive Officer since May 1, 2021.

(5)      Represents the value of the grant to Mr. Mallik on May 27, 2021 of 908,497 restricted shares of the Company’s Class B Common Stock.

(6)      David Polinsky served as Chief Financial Officer from December 2017 until September 13, 2021 and currently serves as Chief of Staff.

(7)      Represents the value of the grant to Mr. Polinsky on September 23, 2020 of 5,000 restricted shares of the Company’s Class B Common Stock.

(8)      Represents the Company’s contribution to Mr. Polinsky’s account established under the Company’s 401(k) plan.

(9)      Represents the value of the grant to Mr. Polinsky on September 23, 2019 of 5,000 restricted shares of the Company’s Class B Common Stock.

(10)    William Conkling served as Chief Commercial Officer from March 2021 to November 10, 2021 and currently serves as Chief Commercial and Business Officer.

(11)    Represents the value of the grant to Mr. Conkling on April 15, 2021 of options to purchase 118,409 shares of the Company’s Class B Common Stock.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information on the current holdings of stock options and unvested restricted shares of the Company’s Class B Common Stock by our Named Executive Officers at July 31, 2021.

	Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Howard Jonas	3/28/2018	500,000	(2)	—	4.90	3/27/2023	—		—
Ameet Malik	—	—		—	—	—	908,497	(3)	$45,979,033
David Polinsky	—	—		—	—	—	8,333	(4)	$421,733
William Conkling	4/15/2021	—		118,409	40.85	4/14/2031	—		—

____________

(1)      The market value of unvested restricted shares of the Company’s Class B Common Stock is calculated by multiplying the number of such shares held by the applicable named executive officer by the closing price of our Class B Common Stock on July 30, 2021 (the last trading day of Fiscal 2021), which was $50.61.

(2)      Represents options that were granted in respect of options held to purchase shares of IDT Class B Common Stock in connection with IDT’s pro-rata spin-off of the Company and which are fully vested.

(3)      Represents restricted shares of Class B Common Stock that will vest as to 227,124 on May 6, 2022, 18,927 every month starting June 1, 2022 until April 1, 2025, and 18,928 on May 1, 2025.

(4)      Represents restricted shares of Class B Common Stock that vested as to 3,334 on September 23, 2021 and restricted shares of Class B Common Stock to vest as to 3,333 shares on September 23, 2022 and 1,666 on September 23, 2023.

Except as provided for in agreements that the Company have entered or may enter into with its executive officers, any bonus compensation to executive officers will be determined by our Compensation Committee based on factors it deems appropriate, including the achievement of specific performance targets and our financial and business performance.

The Compensation Committee adopts goals and objectives for the fiscal year to be used as a guide when determining annual bonus payments to executive officers after the end of the fiscal year. Such goals may be Company-wide or targeted at specific segments, business units or corporate departments. The Compensation Committee reviews the performance of the Company relative to those goals and objectives, and the contribution of each executive officer to such performance at the end of the fiscal year and considers them as some of the factors when determining the amounts of annual bonuses to be awarded to executive officers.

Equity Compensation Plan Information as of July 31, 2021.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column of this table)
Equity compensation plans approved by security holders – 2018 Equity Incentive Plan	683,414	$11.13	45,656

We adopted our 2018 Plan to provide equity compensation to our Board of Directors, our management and our employees and consultants. Except as described above, we have not committed to make any grants under such plan.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Second Amended and Restated By-Laws, the authorized number of directors on the Board of Directors is between three and seventeen, with the actual number to be set, within that range, by the Board of Directors from time to time. The Board of Directors has set the number of directors on the Board of Directors, effective as of the Annual Meeting, at eight. There are currently eight directors on the Board of Directors. The current terms of all of the directors expire at the Annual Meeting. All eight directors are standing for re-election at the Annual Meeting.

The nominees to the Board of Directors are Stephen M. Greenberg, Howard S. Jonas, Rachel Jonas, Shannon Klinger, Ameet Mallik, Mark McCamish, Boris C. Pasche, and Michael J. Weiss, each of whom has consented to be named in this proxy statement and to serve if elected. Each of the nominees is currently serving as a director of the Company. Brief biographical information about the nominees for directors is furnished below.

Each of these director nominees is standing for election for a term of one year until the 2023 Annual Meeting, or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. A majority of the votes cast at the Annual Meeting of Stockholders shall elect each director. Stockholders may not vote for more than eight persons, which is the number of nominees identified herein. The biographical information and other information about the nominees is contained below. Following each nominee’s biographical information, we have provided information concerning particular experience, qualifications, attributes and/or skills that the Nominating Committee and the Board of Directors considered when determining that each nominee should serve as a director.

Howard S. Jonas has served as Chairman of the Board of Directors of the Company since August 17, 2017, and served as Chief Executive Officer from March 8, 2018 through April 30, 2021. Mr. Jonas has been a director of Rafael Pharmaceuticals, Inc. since April 2013 and served as its Chairman of the Board from April 2016 through June 2021. Mr. Jonas founded IDT in August 1990, and has served as Chairman of its Board of Directors since its inception. Mr. Jonas served as Chief Executive Officer of IDT from October 2009 through December 2013. Mr. Jonas has served as Chairman of the Board of Directors of Genie Energy Ltd. since January 2011 and served as its Chief Executive Officer from January 2014 until November 2017. Mr. Jonas served as the Chairman of the Board of Zedge, Inc., from June 2016 to November 2016, and as its Vice Chairman of Zedge since November 2016. Mr. Jonas also serves as Chairman of the Board of IDW Media Holdings, Inc., and served as its Chief Executive Officer from February 2019 through April 2020. Mr. Jonas is also the founder and has been President of Jonas Media Group (f/k/a Jonas Publishing) since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

Key Attributes, Experience and Skills:

As founder of the Company and Chairman of the Board since its inception, Mr. Jonas brings to the Board extensive and detailed knowledge of all aspects of our Company and each industry in which it is involved. In addition, having Mr. Jonas on the Board provides our Company with effective leadership.

Stephen Greenberg has served as a director since March 2018. He served as a director of Zedge, Inc. (NYSE American: ZDGE) from May 23, 2016 to January 2018. Mr. Greenberg has been managing member of PilgrimMediation Group since May 2012 and managing member of Bento Box Entertainment since January 2013. Mr. Greenberg previously served as Chairman of the Board and Chief Executive Officer of Net2Phone, Inc. and of IDT Spectrum, Inc. from 2002 to 2006. From June 2015 to June 2018, Mr. Greenberg served as the 29th Chairman of the Board of the Conference of Presidents of Major American Jewish Organizations, the central coordinating body on international and national concerns for fifty national Jewish organizations. Mr. Greenberg has also served as Chairman of the National Coalition for Eurasian Jewry. Mr. Greenberg has been a member of the board of American Friends of Beit Hatfusot since 1995 and previously served as the organization’s President and a member of the board of Tel Aviv Foundation since 2005. Mr. Greenberg was also a member of the board of International Hillel from 2006 to 2012. Mr. Greenberg received a B.A. in English cum laude from Washington & Jefferson College in 1965 and a J.D. with honors from George Washington University in 1968.

Key Attributes, Experience and Skills:

Mr. Greenberg is a seasoned professional and executive. He has overseen and advised companies as CEO as well as an attorney and in other capacities. Mr. Greenberg’s experience running Net2Phone will bring to the Board the perspective of an executive of a developing company that was newly public and dealing with the challenges of that position. His problem-solving skills, proven through his experience as an attorney, a mediator and a leader in public service, as well as his broad contacts in numerous fields, will also serve our Company well.

Rachel Jonas has served as a director of the Company since January 2021. Ms. Jonas has served on the board of the American Friends of Rambam Medical Center in Haifa, Israel, the largest hospital in that city and a leading medical center in Israel, since September 2019 and has been actively engaged in improving health care for the citizens of Haifa, one of the most diverse cities in Israel where Arabs and Jews live side by side and are treated side by side at the world class medical facility. Ms. Jonas served as Content Developer at PhraseTech from December 2018 to June 2019. Ms. Jonas is a veteran of the Israel Defense Forces where she served as a fitness trainer in an elite unit. Ms. Jonas received a B.A. in Communications, as well as a Minor in Marketing and Political Communications from IDC Herzeliya in 2018.

Key Attributes, Experience and Skills:

Ms. Jonas brings a different perspective to the Board than the other current members, in particular due to her age and gender. She is the beneficiary of trusts that have significant holdings of the Company’s common stock and has provided input to the Chairman of the Board and management on Company strategic initiatives from that perspective. Ms. Jonas also brings to her service on the Board her experience in the administration of health care through her work with the Rambam Medical Center. She has dedicated significant time, towards, and is deeply committed to, finding effective cancer treatments. Ms. Jonas also brings the perspective of her experience in the Israeli high-tech sector.

Shannon Thyme Klinger has served as a director and has been the Chief Legal Officer and Corporate Secretary of ModernaTX, Inc. since June 2021. Ms. Klinger served as the Chief Legal Officer of Novartis and as a Member of its Executive Committee from June 2018 through May 2021, where Ms. Klinger was responsible for the company’s legal, intellectual property and public affairs functions. From April to May 2018, Ms. Klinger served as Novartis’ Chief Ethics, Risk & Compliance officer and from May 2016 to April 2018, as the Chief Ethics and Compliance Officer and Global Head of Litigation. Ms. Klinger joined Novartis in 2011 as general counsel for North America at Sandoz Inc. (a subsidiary of Novartis), and later served as General Counsel and Global Head of Legal at Sandoz. Prior to joining the Novartis Group, Ms. Klinger was a partner at Mayer Brown. Ms. Klinger received a J.D. with honors from The University of North Carolina at Chapel Hill and a Bachelor’s Degree in Psychology from the University of Notre Dame. Ms. Klinger is a member of the State Bar of Georgia and of the District of Columbia Bar.

Key Attributes, Experience and Skills:

Ms. Klinger’s extensive and broad experience in the pharmaceutical industry, including in advising leading companies on legal and regulatory matters, brings perspective and insight to the Board in dealing with many aspects of the Company’s operations. Her experiences as an attorney will also provide useful knowledge to the functioning of the Board and her experience in obtaining regulatory approval for pharmaceutical products will be critical in the Board’s oversight function.

Ameet Mallik has served as a director since June 2021 and the Company’s Chief Executive Officer since May 1, 2021. Mr. Mallik served as Executive Vice President and Head, U.S. Oncology of Novartis from November 2017 through April 2021. In this role, Mr. Mallik was responsible for Novartis’s commercial and medical oncology operations in the United States. From November 2015 to November 2017, Mr. Mallik served as Global Head, Marketing, Value and Access, and from April 2014 to November 2015 as Head, Latin America and Canada, both for Novartis Oncology. Mr. Mallik began his career at Novartis as Head of Strategic Planning and has held a number of commercial leadership roles at Novartis and Sandoz. At Sandoz, Mr. Mallik was Head of Biopharmaceuticals & Oncology Injectables at Sandoz. Mr. Mallik previously worked as an Associate Principal at McKinsey and Company. Mr. Mallik has been an advisory board member of the University of Pennsylvania Life Sciences and Management Program since November 2021 and a member of the board of Atara Biotherapeutics, Inc. (Nasdaq: ATRA) since August 2021. Mr. Mallik holds an M.B.A. from The Wharton School at the University of Pennsylvania, and an M.S. in Biotechnology and B.S. in Chemical Engineering, both from Northwestern University.

Key Attributes, Experience and Skills:

Mr. Mallik’s broad experience in the pharmaceuticals industry, particularly in the field of oncology, with extensive background in bringing product to commercialization, brings knowledge and insight to the Board that is valuable to the Company’s business. His prior experience at leading pharmaceutical companies provides the Board with the necessary know — how in overseeing the operations of a pharmaceutical company.

Mark McCamish, MD, Ph.D. has served as director since June 2021. Since November 2020, Dr. McCamish has served as President and Chief Executive Officer of IconOVir Bio, an oncolytic virus-based biotech dedicated to curing cancer and restoring life to patients. From May 2017 to April 2020, Dr. McCamish served as President and Chief Executive Officer of Forty Seven Inc. Dr. McCamish led Forty Seven Inc during critical phases of clinical development to help patients defeat their cancer. This included growing from a valuation of $169 million as a private company through a Series B offering, Initial Public Offering, two secondary fund raises and finally the acquisition of Forty Seven by Gilead for $4.9 billion. Dr. McCamish is an international expert in biologic and biosimilars development and manufacturing. Dr. McCamish has served in various senior executive positions at multiple companies including Abbott, Amgen, Novartis/Sandoz and has led pioneering efforts in filing/launching biosimilars worldwide. Dr. McCamish has demonstrated a commercial mindset in establishing research and development strategies leading to approvals and commercial success in multiple therapeutic areas and regulatory categories including biologics, biosimilars, drugs, devices, and medical foods. Dr. McCamish received a Bachelor’s Degree and Master’s Degree from UCSB and after completing his Ph.D. in Human Nutrition from the Pennsylvania State University and M.D. from University of California, Los Angeles, School of Medicine Dr. McCamish completed Residency and Fellowship Training at the University of California, Davis. Dr. McCamish has also held professorships at UC Davis and The Ohio State University.

Key Attributes, Experience and Skills:

Mr. McCamish’s extensive and broad experience in the pharmaceuticals industry, particularly in the field of oncology, with background in research and clinical development strategies that have led to approvals and commercial success brings knowledge and insight to the Board that is valuable to the Company’s business. His prior experience as an executive officer at pharmaceutical companies provides the Board with the necessary know-how needed in overseeing the operations of a pharmaceutical company.

Boris C. Pasche, MD, Ph.D., has served as a director since March 2018 and is co-founder, member and Chief Executive Officer of TheraBionic Inc, formerly TheraBionic LLC and TheraBionic GmbH, companies focused on the commercialization of its first oncology application: treatment of advanced hepatocellular carcinoma. TheraBionic GmbH received European regulatory approval for its TheraBionic P1 device in July 2018. Since 2014, Dr. Pasche has served as attending physician at Wake Forest Medical Center, director at Wake Forest Baptist Comprehensive Cancer Center and he serves as chairman and holds the Charles L. Spurr Endowed Chair in Cancer Research, Department of Cancer Biology at Wake Forest University. Dr. Pasche is currently a member of the board of The Foundation for Research on Information Technologies in Society USA, Inc. From 2013 until 2016, Dr. Pasche served as associate editor of The Journal of the American Medical Association and prior to 2013 as contributing editor. From 2008 until 2014, Dr. Pasche was director of the Division of Hematology/Oncology of the University of Alabama at Birmingham (UAB) and Professor of Medicine with tenure, and the Martha Ann and David L. May Chair in Cancer Research. Dr. Pasche was associate director for Translational Research of the UAB Comprehensive Cancer Center between 2008 and 2009 and, from 2009 until 2011, was deputy director of the UAB Comprehensive Cancer Center. Dr. Pasche currently serves as an editorial board member of 4Open.

Dr. Pasche received his M.D. and Ph.D. degrees from the Karolinska Institute in Stockholm, Sweden and a M.D. degree from the University of Lausanne, Switzerland. Following a postdoctoral fellowship in Dr. Joseph Loscalzo’s lab at the Brigham and Women’s Hospital, Harvard Medical School, Dr. Pasche did an internship and residency in Internal Medicine at the New York Hospital, Cornell Medical Center. Dr. Pasche received his clinical training in Hematology/Oncology at Memorial Sloan-Kettering Cancer Center and did a second postdoctoral fellowship in the lab of Dr. Joan Massagué, Howard Hughes Medical Institute and Sloan-Kettering Institute for Cancer Research.

Dr. Pasche has served on multiple study sections for NCI, ACS, AACR, DOD and the Komen Foundation. He received the Ohio State University Human Cancer Genetics Program Commemorative Medal. He is an elected member of the American Society for Clinical Investigation (ASCI) and the American Clinical and Climatological Association (ACCA).

Key Attributes, Experience and Skills:

Dr. Pasche’s extensive and broad experience in the pharmaceutical industry, particularly his experience in developing new treatments in oncology, will bring perspective and insight to the Board in overseeing the Company’s pharmaceutical industry investments. His perspective as a practicing physician will also provide useful knowledge to the functioning of the Board. His experience with entities developing new drugs, in clinical trials and in obtaining regulatory approval will be critical in the Board’s oversight function.

Michael J. Weiss, MD, Ph.D., has served as a director since March 2018 and has been on staff as an ophthalmologist with the Edward S. Harkness Eye Institute since 1985 and has served as a director of Uveitis Service since July 1987. Dr. Weiss is a Clinical Professor of Ophthalmology at Columbia University Medical Center and was Board Certified in Ophthalmology in June 1987. Dr. Weiss received a Bachelor of Science from Bar-Ilan University, Israel in 1972, a Ph.D. from Columbia University School of Arts and Sciences in 1976 and a M.D. from Columbia College of Physicians and Surgeons in 1981. Dr. Weiss also did a Post-Graduate Fellowship at Columbia University Institute of Cancer Research from 1976-1977.

Key Attributes, Experience and Skills:

Dr. Weiss, as a practicing physician, is familiar with medical treatments that will bring perspective and insight to the Board in overseeing the Company’s pharmaceutical investments. Dr. Weiss has also previously served on the boards of public companies. His experience in oversight and corporate governance will serve the Company well.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

Relationships among Directors or Executive Officers

Howard S. Jonas and Rachel Jonas are father and daughter. There are no other familial relationships among any of the directors, director nominees or executive officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors, Director Nominees and Executive Officers

The named executive officer, executive officers, directors and director nominees of the Company are as follows:

Name	Age	Position
Howard S. Jonas	65	Chairman of the Board of Directors, Director, Director Nominee and Named Executive Officer
Ameet Mallik	49	Chief Executive Officer, Director, Director Nominee and Named Executive Officer
Patrick Fabbio	54	Chief Financial Officer and President
William Conkling	50	Chief Commercial and Business Officer and Named Executive Officer
Ashok Marin	53	Chief Legal Officer
Mary Margaret Huizinga	44	Chief Medical Officer and Head of Research and Development
David Polinsky	50	Chief of Staff and Named Executive Officer
Stephen Greenberg	77	Director and Director Nominee
Rachel Jonas	28	Director and Director Nominee
Shannon Klinger	50	Director and Director Nominee
Mark McCamish	69	Director and Director Nominee
Boris C. Pasche	60	Director and Director Nominee
Michael J. Weiss	70	Director and Director Nominee

On November 21, 2021, the following management changes occurred: (i) Ameet Mallik resigned as Chief Executive Officer, effective January 31, 2022 (Mr. Mallik will remain as a director of the Company and Chair the newly formed Transition Committee of the Board of Directors, that will oversee the management transition and the organization’s evolution; (ii) William Conkling’s role as the Company’s Chief Commercial and Business Officer was terminated, effective January 31, 2022; (iii) Howard Jonas was elected Chief Executive Officer, effective February 1, 2022; (iv) Patrick Fabbio was elected President in addition to his role as the Chief Financial Officer; and (v) Mary Margaret Huizinga’s title changed to Chief Medical Officer and Head of Research and Development.

Set forth below is biographical information with respect to the Company’s current executive officers and Named Executive Officers except Howard S. Jonas and Ameet Mallik, whose information is set forth above under Proposal No. 1:

Patrick Fabbio has served as Chief Financial Officer of the Company since September 2021 and President since November 21, 2021. Mr. Fabbio has more than 25 years of financial, operational and transactional leadership experience in both publicly traded and privately held life science and pharmaceutical companies. Prior to joining Rafael Holdings, Mr. Fabbio was Chief Financial Officer of WindMIL Therapeutics Inc. Previously he served as the Chief Financial Officer of Progenics Pharmaceuticals, Inc., electroCore Medical, LLC; Vice President of Finance at NPS Pharmaceuticals, Inc.; Vice President of Finance, Innovation and Growth at Catalent Pharma Solutions Inc.; and Chief Financial Officer at Ikano Therapeutics. His other prior financial positions include roles at Sanofi, UniPath Diagnostics, BioMatrix and Coopers & Lybrand. Mr. Fabbio is a board member of BeyondSpring Therapeutics, Inc.

William Conkling has served as Chief Commercial and Business Officer of the Company since November 10, 2021 and Chief Commercial Officer of the Company from March 2021 to November 10, 2021. Mr. Conkling has over 20 years’ experience in the pharmaceutical/biotech industry working in Oncology. He has extensive experience launching innovative oncology products. His experience has spans across all areas of commercialization including marketing, sales, market access, commercial operations and business development. Prior to joining the Company, Mr. Conkling helped lead the launch of Trodelvy at Immunomedics Inc. (acquired by Gilead for $21B in October 2020) as the VP Sales, Marketing and Market Access. Mr. Conkling also spent over 10 years at Novartis Oncology where he helped lead the launch of the first CAR-T therapy approved in the US as the Global Commercial Leader — Kymriah. Mr. Conkling earned his Bachelor’s Degree from Fordham University and his Master’s in Business Administration from New York University Stern School of Business in 1998.

Ashok Marin has served as Chief Legal Officer of the Company since September 2021. Mr. Marin has more than 20 years’ experience within the life science, biotech and pharmaceutical industry with responsibilities. He has extensive experience across multiple legal, regulatory and commercial functions including compliance, public equity offerings global acquisitions, integrations and dispositions. Prior to joining the Company, Mr. Marin, served as Vice President, Deputy General Counsel, Chief Compliance Officer & Privacy Officer at Immunomedics where he helped launch the novel antibody-drug conjugate Trodelvy® and provided key legal support for the company’s eventual acquisition by Gilead Sciences, Inc. for $21 billion in October 2020. Post-acquisition, he remained at Gilead to provide leadership and transitional support for the company’s oncology franchise. Mr. Marin also has served in various legal and compliance leadership roles at Mallinckrodt Pharmaceuticals, GE Healthcare, Becton, Dickinson and Company, LipoScience and Sanofi. He is a graduate of Fordham College (summa cum laude) and Fordham University School of Law.

Mary Margaret (Mimi) Huizinga, MD has served as Chief Development and Medical Officer of the Company since October 2021 and Chief Medical Officer and Head of Research and Development since November 21, 2021. Dr. Huizinga served as the Head of US Oncology Medical for Novartis, overseeing the clinical development and medical affairs activities of the Novartis oncology portfolio in the US, from August 2019 to October 2021. From August 2017 to August 2019, Dr. Huizinga built and led the strategic data and digital function which included real-world evidence, healthcare economics and clinical and value evidence liaisons in addition to supporting digital marketing and constructing a data strategy and platform at Novartis in the US Oncology business unit. During her time at Novartis, Dr. Huizinga participated in more than a dozen product and indication launches. Prior to Novartis, she was the Chief Health Information Officer at Premier, Inc, where she also led the Applied Sciences division partnering with several pharmaceutical companies around evidence generation needs. Dr. Huizinga has previously served as the VP of Quality at Lifepoint Health, an associate at McKinsey & Company and an Associate Professor at Johns Hopkins University. Dr. Huizinga holds an MD and MPH from Vanderbilt University and is a fellow of the American College of Physicians.

David Polinsky has served as the Company’s Chief of Staff since September 2021 and previously served as Chief Financial Officer of the Company from December 2017 through September 2021. Mr. Polinsky co-founded Rafael Pharmaceuticals and served as its Vice President, General Counsel and Corporate Secretary from 2002-2018 and as President, General Counsel and Secretary from 2016 through March 2018. He also served on Rafael Pharmaceutical’s Board from 2002 until 2014. Mr. Polinsky serves as treasurer of Barer Institute, Inc. Mr. Polinsky is a member of the board of Innovative Food Holdings Inc (OTC: IVFH). Previously, he served as Vice President and General Counsel for a New York-based real estate focused investment and management company, Square Management Corp., leading the investment analysis in and management of residential, office, retail and development properties. Previously and in partnership with the Honorable Edward I. Koch, former Mayor of New York City, Mr. Polinsky founded and served as CEO of a company that licensed and developed TheLaw.com. Mr. Polinsky earned his Juris Doctorate from Fordham University School of Law in 1996 and his Bachelor of Arts from Yeshiva University in 1993. Mr. Polinsky also earned the CFA Institute’s Investment Foundations certificate in 2017 and a certificate from MIT Sloan School of Management in Mastering Negotiation and Influence in 2021.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2022

The Company’s stockholders are being asked to ratify the Board of Directors’ appointment of CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2022.

CohnReznick is the Company’s independent registered public accounting firm and has served the Company as its independent registered public accounting firm since July 12, 2019. CohnReznick was the Company’s independent registered public accounting firm for Fiscal 2021. The Audit Committee of the Board of Directors has appointed CohnReznick as the Company’s independent registered public accounting firm for Fiscal 2022.

Neither the Company’s governing documents nor applicable law require stockholder ratification of our independent registered public accounting firm. However, the Audit Committee will consider the results of the stockholder vote for this proposal and, in the event of a negative vote, will review any future selection of CohnReznick. Even if CohnReznick’s appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

We expect that representatives for CohnReznick will be present by phone at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF COHNREZNICK
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING JULY 31, 2022.

PROPOSAL NO. 3

ADOPTION OF THE COMPANY’S
2021 EQUITY INCENTIVE PLAN

The Company’s stockholders are being asked to approve the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). The Board of Directors adopted the 2021 Plan on November 10, 2021, subject to stockholder approval at the Annual Meeting.

The Company’s current stock incentive plan, the 2018 Plan, will be suspended, no new grants will be awarded under the 2018 Plan and existing grants issued under the 2018 Plan will not be impacted by the adoption of the 2021 Plan. The 2021 Plan, if approved by the stockholders, will become effective and will replace the 2018 Plan as of January 19, 2022. If this proposal is not approved by our stockholders, the 2021 Plan will not become effective and the 2018 Plan will remain in effect in accordance with its present terms. However, only 903 shares remain available for issuance in respect of new awards under the 2018 Plan as of November 22, 2021. Accordingly, if this proposal is not approved by our stockholders, we will no longer be able to provide any meaningful amount of equity-based compensation. In that case, our ability to attract and retain talent may be adversely impacted, and this could affect our long-term success. Without equity-based compensation, we would be forced to rely on cash alternatives to provide competitive compensation. Those cash alternatives would, among other things, reduce the cash available for investment in the Company’s growth.

The proposed 2021 Plan is being submitted for a stockholder vote in order to enable the Company to grant, among other equity grants permitted pursuant to the 2021 Plan, options which are incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and because such approval may be required or advisable in connection with (i) the provisions set forth in Rule 16b-3 promulgated under the Exchange Act and (ii) the rules and regulations applicable to New York Stock Exchange-listed companies.

DESCRIPTION OF THE 2021 PLAN

The principal provisions of the 2021 Plan are summarized below. This summary is qualified in its entirety by reference to the 2021 Plan document, a copy of which is attached as Annex A and has been filed with the SEC with this Proxy Statement. To the extent the description below differs from the text of the 2021 Plan, the text of the 2021 Plan will control.

Administration

The 2021 Plan vests broad powers in a committee to administer and interpret the 2021 Plan. Until and unless otherwise determined by the Board, that committee will be the Compensation Committee. In this capacity, the Compensation Committee has the authority to, among other things, select the persons to be granted awards and determine the type, size and terms and conditions of such awards. The Compensation Committee may also amend outstanding awards, although an award amendment may require the consent of affected participants’ if it would materially impair their rights. Subject to the requirements of applicable law, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to employees who are not executive officers. The Board may at any time exercise the rights and duties of the Compensation Committee under the 2021 Plan; accordingly, references herein to the Compensation Committee will also include the Board.

In order to comply with foreign law, the Compensation Committee may modify the terms of outstanding awards, establish subplans and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of shares available for grant under the 2021 Plan.

The Board may amend or terminate the 2021 Plan at any time, provided that stockholder approval may be required for certain amendments, to the extent required by applicable law or exchange listing requirements.

Eligibility

Any of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the 2021 Plan. However, in accordance with applicable tax rules, only our employees (and the employees of our parent or subsidiary corporations) are eligible to be granted incentive stock options.

As of November 19, 2021, there were approximately twenty employees, five directors and thirty-eight consultants and other service providers who would be eligible to participate in the 2021 Plan. Participants will be selected in the discretion of the Compensation Committee.

Vesting

The Compensation Committee determines the vesting conditions for awards. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, or other factors in the Compensation Committee’s discretion.

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of our Class B common stock (referred to in this proposal as “common stock” or “shares”) that may be issued under the 2021 Plan is 1,919,025 shares (the “Share Pool”).

If any award granted under the 2021 Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the 2021 Plan. Additionally, shares that are withheld for the payment of taxes or in satisfaction of the exercise price of an option award will again become available for new grants under the 2021 Plan.

Any shares issued in respect of awards granted in substitution for equity-based awards of an entity acquired by the Company or a subsidiary, or with which the Company or a subsidiary combine, will not reduce the Share Pool.

The maximum aggregate number of shares under the 2021 Plan that may be issued in respect of incentive stock options is equal to the Share Pool.

The market value of a share of our Class B common stock as of November 22, 2021 was $6.06.

Adjustments

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction that affects our common stock, the Compensation Committee shall, in such manner as it deems equitable, make adjustments to the number and kind of shares issuable under the 2021 Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the 2021 Plan or outstanding awards.

Non-Employee Director Limitations on Awards

Beginning with the first fiscal year of the Company following the year in which the 2021 Plan is approved by the Company’s stockholders, the aggregate amount of equity and cash compensation payable to a non-employee director with respect to a fiscal year, whether under the Plan or otherwise, for services as a non-employee director, shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the fiscal year in which the applicable non-employee director is initially elected or appointed to the Board. This director compensation limit will not apply to (i) compensation earned by a non-employee director solely in his or her capacity as chairman of the Board or lead independent director, (ii) compensation earned by a non-employee director for services he or she performs outside of his or her role as a non-employee director (i.e. as an advisor or consultant), or (iii) compensation awarded by the Board to a non-employee director in extraordinary circumstances, as determined by the Board in its discretion, so long as, in each case, the non-employee director does not participate in the decision to award him- or herself the additional compensation.

Types of Awards

The 2021 Plan provides for the grant of the following types of awards: (i) stock options (both incentive stock options (“ISOs”) or non-qualified stock options), (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units (“RSUs”), and (v) cash or other stock-based awards.

Stock Options.    A stock option entitles the holder to purchase from us a stated number of our shares at a specified price for a limited period of time. The Compensation Committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that, in case of an ISO, the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. However, for an ISO granted to a 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, unless the Compensation Committee decides otherwise, the option holder may pay the exercise price of an option through the surrender of previously acquired shares or may “net settle” an option (which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option).

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee on the date of grant, but shall not exceed 10 years (5 years in the case of ISOs granted to a 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights.    A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant, but shall not exceed 10 years. Stock appreciation right payouts may be made in cash, shares of common stock, or a combination of both, at the Compensation Committee’s discretion.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s service with us (or our affiliates) terminates due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s death or disability (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s service with us (or our affiliates) is terminated for cause (as defined in the 2021 Plan), (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any option or stock appreciation right exercise then in progress will be cancelled. Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s service terminates for any other reason, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of ninety days from the termination date or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options and stock appreciation rights that are not exercisable at the time of the termination of service shall terminate and be forfeited on the termination date.

Restricted Stock.    A restricted stock award is a grant of shares of common stock that are subject to forfeiture and transfer restrictions during a specified period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of restricted stock. If the specified vesting conditions are not attained, the underlying common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock. However, any such dividends will be subject to the same vesting conditions as the restricted stock to which they relate. The Compensation Committee may also require that the dividends be reinvested in additional restricted shares. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination of service a participant will forfeit all restricted stock that then remains subject to forfeiture.

Restricted Stock Units.    An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value of one share of our common stock. An RSU may be settled in shares of our common stock, cash or a combination of both, at the discretion of the Compensation Committee. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit all of the participant’s RSUs that then remain subject to forfeiture.

Cash or other Stock Based Awards.    Cash or other stock based awards (including awards to receive unrestricted shares of our common stock or immediate cash payments) may be granted to participants. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions. Payment in respect of a cash or other stock based award may be made in cash, shares of our common stock or a combination of both, at the discretion of the Compensation Committee.

Change in Control

Upon (or in anticipation of and contingent upon) a change in control (as defined below), the Compensation Committee may, in its sole and absolute discretion, take any of the following actions on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and/or exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become vested and exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to the change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding option or stock appreciation right in exchange for a cash payment equal to the excess (if any) of the fair market value of the common stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right (and if the fair market value does not exceed the exercise price of the award, cancel the award without payment of any consideration); or (vii) take such other action as the Compensation Committee determines to be appropriate under the circumstances. In the discretion of the Compensation Committee, any cash or substitute consideration payable upon cancellation of an award may be subject to vesting terms substantially identical to those that applied to the cancelled award prior to the change in control, or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to consideration payable to stockholders in connection with the change in control.

For purposes of the 2021 Plan, “change in control” includes: (i) any person becoming a beneficial owner (directly or indirectly) of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, a change in the majority composition of the Board (not counting any director whose election or nomination for election was approved by a majority of the directors in office at the start of the 12 month period (or whose election or nomination for election was previously approved by such incumbent directors)); (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of the total power to vote for the election of directors of the surviving company; (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company; or (vi) such other event deemed to constitute a “change in control” by the Board.

Repricing Permitted

The Compensation Committee may reprice options or stock appreciation rights without stockholder approval, whether such repricing is accomplished by (i) means of a cancellation/re-grant program, whereby outstanding options or stock appreciation rights are cancelled and replacement options or stock appreciation rights are granted with a lower exercise price; (ii) cancellation of outstanding options or stock appreciation rights with an exercise price in excess of the then current fair market value per share for consideration payable in our equity securities or cash; (iii) directly or indirectly reducing the exercise or base price of outstanding options or stock appreciation rights; or (iv) by any other means.

Miscellaneous

Generally, awards granted under the 2021 Plan may not be transferred, except by will or intestate succession. However, the Compensation Committee may in its discretion authorize the gratuitous transfer of awards (other than incentive stock options) to family members of the grantee, partnerships owned by such family members, trusts for the benefit of such family members or other similar estate planning vehicles.

Awards under the 2021 Plan (and any shares subject to the awards) will be subject to our recoupment, stock ownership, securities trading, anti-hedging and other similar policies, as in effect from time to time.

Awards under the 2021 Plan will be subject to withholding for applicable taxes, to the extent required by law, and the Compensation Committee may authorize the withholding of shares subject to an award to satisfy required tax withholding.

Unless the 2021 Plan is extended with the approval of our stockholders, the 2021 Plan will expire on November 10, 2031 (ten years after the Board approved the 2021 Plan).

Federal Income Tax Consequences

The federal income tax consequences of the issuance, exercise and/or settlement of awards under the 2021 Plan are described below. The following information is only a summary and does not address all aspects of taxation that may be relevant to a particular participant in light of his or her personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards and the ownership and disposition of any underlying securities. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Tax laws are subject to change. Generally, all amounts taxable as ordinary income to participants under the 2021 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 162(m), the Company cannot deduct compensation paid to certain covered employees in excess of $1 million per year.

Nonqualified Stock Options

A participant recognizes no taxable income when a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified stock option. A participant’s tax basis in shares of common stock received upon exercise of a non-qualified stock option will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares of common stock received upon exercise of a non-qualified stock option, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Incentive Stock Options

A participant recognizes no taxable income when an incentive stock option is granted or exercised. So long as the participant meets the applicable holding period requirements for shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares of common stock on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short- or long-term capital gain (depending on how long the shares are held). If the option price exceeds the amount realized upon such a disposition, the difference will be short- or long-term capital loss (depending on how long the shares are held). Notwithstanding the above, individuals subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Restricted Stock

If a participant receives shares of restricted stock under the 2021 Plan and does not make the election described in the next paragraph, the participant will recognize no taxable income upon the receipt of the shares. When the forfeiture conditions with respect to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares. A participant’s tax basis in shares of restricted stock will generally be equal to the income recognized when the forfeiture conditions lapse, and the participant’s holding period for the shares will begin at that time. Upon sale of the shares, the participant will realize short- or long-term gain or loss, depending on how long the shares are held after the forfeiture conditions lapse. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code. By making a Section 83(b) election, the participant elects to recognize compensation income when the shares are received rather than at the time the forfeiture conditions lapse. The amount of such compensation income will be equal to the fair market value of the shares upon receipt (valued without regard to the forfeiture conditions and transfer restrictions applicable to the shares), less any amount paid for the shares. By making a Section 83(b) election, the participant will recognize no additional compensation income when the forfeiture conditions lapse. The participant’s tax basis in shares with respect to which a Section 83(b) election is made will generally be equal to the income recognized at grant, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares, the participant will realize short- or long-term capital gain or loss, depending on the period the shares were held. However, if the shares are forfeited, the participant will not be entitled to claim a deduction with respect to any income tax paid upon making the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after the shares of restricted stock are issued.

Restricted Stock Units

When shares of common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is then taxable to the participant as ordinary income.

Cash or Other Stock-Based Awards

The taxation of cash or other stock-based awards will depend upon the design of such awards.

New Plan Benefits

Awards under the 2021 Plan will be determined in the discretion of the Compensation Committee and therefore are not determinable at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ADOPTION OF THE 2021 EQUITY INCENTIVE PLAN AS DESCRIBED ABOVE.

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered by CohnReznick for the years ended July 31, 2020 and July 31, 2021:

Fiscal Year Ended July 31	2021		2020
Audit Fees	$156,615	(1)	$126,000	(1)
Audit Related Fees	$45,615	(2)	—
Tax Fees			—
All Other Fees			—
Total	$202,230		$126,000

____________

(1)      Audit fees consist of fees for the audit of the Company’s financial statements included in the Company’s Form 10-K and reviews of financial statements included in the Company’s Form 10-Q and reimbursement of expenses.

(2)      Audit related fees consist of fees for related to registration statements.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2021.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the PCAOB’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls, and audit functions. The Audit Committee’s function is more fully described in its charter, which can be found at the Corporate Governance section of the Company’s website, http://rafaelholdings.irpass.com/Committees. The Audit Committee reviews its charter on a no less than annual basis. The Board of Directors, with input from its Corporate Governance Committee, annually reviews the NYSE listing standards’ definition of independence for Audit Committee members, questionnaires completed by the Audit Committee members and all information available to the Board of Directors and Corporate Governance Committee regarding relationships that could reasonably be expected to impact independence in accordance with those standards, and, at a meeting held on October 25, 2021, determined that each member of the Audit Committee meets those standards. In addition, the Corporate Governance Committee annually reviews the relevant definitions of financial literacy and Audit Committee financial expert with the information provided in the completed questionnaires to make determinations and recommendations to the Board of Directors. The Board of Directors, with input from its Corporate Governance Committee, has also determined that Stephen Greenberg qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company retains RotenbergMeril to perform independent quarterly testing of the Company’s internal controls.

The Company’s independent registered public accounting firm for Fiscal 2021, CohnReznick LLP, was responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating and, when appropriate, replacing the Company’s independent registered public accounting firm, and evaluates, based on the information available to it, the independence of that firm. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by the Company’s management.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of the Company’s management or the Company’s independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to the Company’s management and to the auditors on the basis of the information it receives or develops, discussions with the Company’s management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee’s agenda for the year includes reviewing the Company’s financial statements, internal controls over financial reporting, audit and other matters. The Audit Committee met in each of the first three quarters of fiscal 2021 with the Company’s independent registered public accounting firm and the Company’s management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings news releases and/or filings. The Company’s management’s and the independent registered public accounting firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between the Company’s management and the independent registered public accounting audit firm. The Audit Committee reviews and discusses with the Company’s management the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures. The Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent registered public accounting firm can be retained to perform non-audit services. In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm. Pre-approval would be required for audit services, audit-related services, tax services, and other services.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended July 31, 2021, as well as the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2021. CohnReznick LLP has provided the Audit Committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with CohnReznick LLP and management that firm’s independence. The Audit Committee has also reviewed and discussed with CohnReznick LLP the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.”

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended July 31, 2021 be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

Stephen Greenberg, Chairman

Dr. Boris Pasche

Dr. Michael Weiss

OTHER INFORMATION

Submission of Proposals for the 2023 Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2023 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than August 3, 2022. In addition, any stockholder proposal submitted with respect to the Company’s 2023 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and relevant interpretations thereof and other guidance related thereto, will not be included in the relevant proxy materials, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s Corporate Secretary after October 18, 2022.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s 2021 Annual Report and Form 10-K may be obtained by contacting Barbara Ryan, Investor Relations, Rafael Holdings, Inc., 520 Broad Street, Newark, NJ 07102; by email: barbara.ryan@rafaelholdings.com; or by phone: (203) 274-2825.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS
November 24, 2021

Joyce Mason
Corporate Secretary

Annex A

Rafael Holdings, Inc.

2021 EQUITY INCENTIVE PLAN

Section 1.            Purpose; Definitions.    The purposes of the Rafael Holdings, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable Rafael Holdings, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)         “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)         “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c)         “Approval Date” has the meaning defined below in Section 17.

(d)         “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Cash or Other Stock Based Awards made under this Plan.

(e)         “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(f)          “Board” means the Board of Directors of the Company, as constituted from time to time.

(g)         “Cash or Other Stock Based Award” means an award that is granted under Section 10.

(h)         “Cause” means (i) the Participant’s refusal to comply with any lawful directive or policy of the Company which refusal is not cured by the Participant within ten (10) days of such written notice from the Company; (ii) the Company’s determination that the Participant has committed any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud against the Company or any Subsidiary or Affiliate; (iii) a material breach by the Participant of any written agreement with or any fiduciary duty owed to any Company or any Subsidiary or Affiliate; (iv) the Participant’s conviction (or the entry of a plea of a nolo contendere or equivalent plea) of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (v) the Participant’s habitual or repeated misuse of, or habitual or repeated performance of Participant’s duties under the influence of, alcohol, illegally obtained prescription controlled substances or non-prescription controlled substances. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

(i)          “Change in Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(i)(i), Section 1(i)(iii), Section 1(i)(iv) or Section 1(i)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with

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another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company; or (vi) such other event deemed to constitute a “Change in Control” by the Board.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(j)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(k)         “Committee” means the committee authorized to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director. Unless otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.

(l)          “Director” means a member of the Board.

(m)        “Disability” means a condition rendering a Participant Disabled.

(n)         “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(o)         “Effective Date” has the meaning defined below in Section 17.

(p)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)         “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system (including, without limitation, the New York Stock Exchange), the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that exchange or system at the close of regular hours trading for the last preceding date on which there were sales of Shares on such exchange or system; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the last preceding date; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(r)          “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(s)          “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(t)          “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(u)         “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(v)         “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(w)        “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.

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(x)         “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(y)         “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(z)         “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(aa)        “Securities Act” means the Securities Act of 1933, as amended.

(bb)       “Shares” means shares of the Company’s Class B common stock, par value $0.01, subject to substitution or adjustment as provided in Section 3(e) hereof.

(cc)        “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(dd)       “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Section 2.            Administration. The Plan shall be administered by the Committee; provided, that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)         select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)         determine the type of Award to be granted;

(c)         determine the number of Shares, if any, to be covered by each Award;

(d)         establish the other terms and conditions of each Award; and

(e)          modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

To the extent permitted by Applicable Law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to employees of the Company or its Subsidiaries who are not executive officers of the Company subject to the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. The Committee may revoke any such delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

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Section 3.            Shares Subject to the Plan.

(a)         Shares Subject to the Plan.    Subject to adjustment as provided in this Section 3, the maximum number of Shares that may be issued in respect of Awards under the Plan is 1,919,025 Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any Shares issued in respect of Awards granted in substitution for equity-based awards of an entity acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, shall not reduce the maximum number of Shares available for delivery under the Plan.

(b)         Incentive Stock Option Limit.    Subject to adjustment as provided in Section 3(e) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 100% of the amount stated in the first sentence of Section 3(a) of the Plan.

(c)         Effect of the Expiration or Termination of Awards.    If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan.

(d)         Shares Withheld in Satisfaction of Taxes or Exercise Price.    Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will again become available for grant under the Plan.

(e)         Other Adjustment.    In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

(f)          Change in Control.    Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i)          cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii)         cause any outstanding Option or Stock Appreciation Right to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option or Stock Appreciation Right upon closing of the Change in Control;

(iii)        cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv)         cancel any Award in exchange for a substitute award;

(v)          redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi)        cancel any Option or Stock Appreciation Right in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value on the date of the Change in Control and the exercise price of that Option or the base price of the Stock Appreciation Right;

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provided, that if the Fair Market Value on the date of the Change in Control does not exceed the exercise price of any such Option or the base price of any such Stock Appreciation Right, the Committee may cancel that Option or Stock Appreciation Right without any payment of consideration therefor; and/or

(vii)       take such other action as the Committee determines to be appropriate under the circumstances.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

Notwithstanding any provision of this Section 3(f), in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 3(f) to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.

(g)         Foreign Holders.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, directors and consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Committee, in its sole discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, directors and consultants outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

(h)         Annual Compensation Limitations for Non-Employee Directors.    Beginning with the first fiscal year following the year in which the Approval Date occurs, the aggregate amount of equity and cash compensation (collectively “Compensation”) payable to a Non-Employee Director with respect to a fiscal year, whether under the Plan or otherwise, for services as a Non-Employee Director, shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the fiscal year in which the applicable Non-Employee Director is initially elected or appointed to the Board (collectively, the “Director Limit”). Equity incentive awards shall be counted towards the Director Limit in the year in which they are granted, based on the grant date fair value of such awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). Cash fees shall be counted towards the Director Limit in the year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the Securities Act, or a successor provision. The Director Limit shall not apply to (i) Compensation earned by a Non-Employee Director solely in his or her capacity as chairperson of the Board or lead independent director; (ii) Compensation earned with respect to services a Non-Employee Director provides in a capacity other than as a Non-Employee Director, such as an advisor or consultant to the Company; and (iii) Compensation awarded by the Board to a Non-Employee Director in extraordinary circumstances, as determined by the Board in its discretion, in each case provided that the Non-Employee Director receiving such additional Compensation does not participate in the decision to award such Compensation.

Section 4.            Eligibility.    Employees, Directors, consultants and other persons who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided that such persons are eligible to be issued securities of the Company registered on Form S-8 or exempt from registration under Rule 701 under the Securities Act, as applicable (or any successor provision). However, only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

Section 5.            Options.    Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.

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The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a)         Option Price.    The exercise price per Share under an Option will be determined by the Committee and, in the case of an Incentive Stock Option, will not be less than 100% of Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.

(b)         Option Term.    The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option. Unless otherwise specified by the Committee or required by the second sentence of this paragraph, each Option will have a term of 10 years (subject to earlier termination in accordance with other provisions of this Plan and the applicable award agreement).

(c)         Exercisability.    Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine in its sole discretion (the “Vesting Conditions”). The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.

(d)         Method of Exercise.    Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price and any taxes required to be withheld in connection with such exercise, either by certified or bank check, in the manner described in the next sentence, or by such other means as the Committee may accept. Unless otherwise determined by the Committee (which determination may be made at any time), payment of the exercise price of an Option may be paid in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or by means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value over (b) the Option exercise price, divided by (B) the then current Fair Market Value.

An Option will not confer upon the Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant exercises the Option in accordance with the paragraph above and is issued Shares pursuant to such exercise.

(e)         Incentive Stock Option Limitations.    In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)          Termination of Service.    Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

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Section 6.            Stock Appreciation Right.    Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of an underlying Share of the Company on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

Section 7.            Termination of Service.    Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a)         Termination by Reason of Death.    If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b)         Termination by Reason of Disability.    If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or his or her personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c)         Cause.    If a Participant’s service with the Company or any Affiliate is terminated for Cause or if a Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares that the Company has not yet delivered will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)         Other Termination.    If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

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Section 8.            Restricted Stock.

(a)         Issuance.    Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

(b)         Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i)          During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.

(ii)         While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares. If any cash distributions or dividends are payable with respect to the Restricted Stock, the cash distributions or dividends will be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock, to the extent Shares are available under Section 3 of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)        Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

Section 9.            Restricted Stock Units.    Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution). Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Award Agreement evidencing a Restricted Stock Unit shall set forth the Vesting Conditions and time and form of payment with respect to such Award. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder; provided, however, that an Award Agreement may provide for the inclusion of dividend equivalent payments or unit credits with respect to the Award in the discretion of the Committee. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

Section 10.          Cash or Other Stock Based Awards.    Subject to the other terms of the Plan, the Committee may grant Cash or Other Stock Based Awards (including Awards to receive unrestricted Shares or immediate cash payments) to eligible individuals. The Award Agreement evidencing a Cash or Other Stock Based Award shall set forth the terms and conditions of such Cash or Other Stock Based Award, including, as applicable, the term, any exercise or purchase price, performance goals, Vesting Conditions and other terms and conditions. Payment in respect of a Cash or Other Stock Based Award may be made in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

Section 11.          Amendments and Termination.    Subject to any stockholder approval that may be required under Applicable Law, the Plan may be amended or terminated at any time or from time to time by the Board.

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Section 12.          Repricing Permitted.    The Committee may reprice Options or Stock Appreciation Rights without stockholder approval, whether such repricing is accomplished by (i) means of a cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancellation of outstanding Options or Stock Appreciation Rights with exercise prices or base prices per share in excess of the then current Fair Market Value for consideration payable in equity securities of the Company or cash, (iii) directly or indirectly reducing the exercise price or base price of outstanding Options or Stock Appreciation Rights, or (iv) any other method.

Section 13.         Conditions Upon Grant of Awards and Issuance of Shares.

(a)         The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)         No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.

(c)         If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction over the issuance or sale of Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

Section 14.          Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members, to partnerships in which such family members are the only partners, to other similar estate planning vehicles, or to such other transferees as the Committee permits (taking into account the restrictions or requirements of applicable tax, securities and other laws). The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 15.          Withholding of Taxes.    No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the fair market value of those Shares, as determined by the Company, but in any case not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Annex A-9

Section 16.          General Provisions.

(a)         The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.

(b)         The Awards, and any Shares subject thereto, will be subject to the Company’s stock ownership, securities trading, anti-hedging and other similar policies as in effect from time to time.

(c)         All Shares or other securities delivered under the Plan will be subject to such stop-transfer orders and other restrictions as the Board may deem necessary to reflect the terms of the applicable Award or advisable to comply with the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law.

(d)         Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(e)         Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(f)          The Awards (whether vested or unvested) shall be subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

Section 17.          Effectiveness of Plan.    The Plan became effective on November 10, 2021 (the “Effective Date”), the date it was approved by the Board; subject to approval by the stockholders of the Company prior to the one year anniversary of the Effective Date (the “Approval Date”).

Section 18.          Term of Plan.    Unless extended with the approval of the stockholders of the Company, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards shall thereafter be granted under the Plan.

Section 19.          Invalid Provisions.    In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 20.          Governing Law.    The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

Section 21.          Notices.    Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail

Annex A-10

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ANNUAL MEETING OF STOCKHOLDERS OF RAFAEL HOLDINGS, INC. January 19, 2022 Important Notice Regarding the Availability of Proxy Materials for the Rafael Holdings, Inc.: Stockholders Meeting to be Held on January 19, 2022: The Notice of Annual Meeting and Proxy Statement and the 2021 Annual Report are available at: http://rafaelholdings.irpass.com/Annual_Reports Please complete, sign, date and mail your proxy card in the envelope provided, or vote via the Internet, as soon as possible. Please detach along perforated line and mail in the envelope provided . 00003333333330301000 7 011922 THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE LISTED NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: NOMINEES: Stephen Greenberg Howard S. Jonas Rachel Jonas Shannon Klinger Ameet Mallik Mark McCamish Boris C. Pasche Michael J. Weiss 2. To ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2022. 3. To adopt the Rafael Holdings, Inc. 2021 Equity Incentive Plan. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF RAFAEL HOLDINGS, INC. January 19, 2022 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Rafael Holdings, Inc.: Stockholders Meeting to be Held on January 19, 2022: The Notice of Annual Meeting and Proxy Statement and the 2021 Annual Report are available at: http://rafaelholdings.irpass.com/Annual_Reports Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 00003333333330301000 7 011922 THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE LISTED NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTES IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors: NOMINEES: Stephen Greenberg Howard S. Jonas Rachel Jonas Shannon Klinger Ameet Mallik Mark McCamish Boris C. Pasche Michael J. Weiss 2. To ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2022. 3. To adopt the Rafael Holdings, Inc. 2021 Equity Incentive Plan. FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Electronic Distribution If you would like to receive future RAFAEL HOLDINGS, INC. proxy statements and annual reports electronically, please visit www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via e-Mail and provide your e-mail address. REVOCABLE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS RAFAEL HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS 520 Broad Street, Newark, New Jersey 07102 (212) 658-1450 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 19, 2022 The undersigned appoints Howard S. Jonas and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Rafael Holdings, Inc. to be held at the Offices of Rafael Holdings, Inc., 520 Broad Street, 4th Floor, Newark, New Jersey 07102 on January 19, 2022 at 11:30 a.m. local time, and any adjournment or postponement of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3 LISTED ON THE REVERSE SIDE. (Continued and to be signed on the reverse side)